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                                                                  Conformed Copy


                             STOCKHOLDERS AGREEMENT

            AGREEMENT dated as of January 23, 1997 by and between NXS I, L.L.C., a Delaware limited liability company ("NXS"), and the other parties signatory hereto (each a "Stockholder").

                                    RECITALS

            Concurrently herewith, NXS Acquisition Corp., a Delaware corporation ("Newco"), and Amphenol Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which (and subject to the terms and conditions specified therein) Newco will be merged with and into the Company (the "Merger"), whereby each share of Class A common stock, par value $.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger will be converted into either (A) the right to retain at the election of the holder thereof and subject to the terms of the Merger Agreement, Class A common stock, par value $.001 per share, of the Company or (B) the right to receive cash, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by NXS, Newco or any other affiliate of KKR 1996 Fund L.P., the owner of all issued and outstanding common stock of Newco (the "Parent") and (ii) Dissenting Shares.

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            As a condition to Newco's entering into the Merger Agreement, Newco requires that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement with NXS.

                                    AGREEMENT

            To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

            1. Representations and Warranties of Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to NXS as follows:

            (a) Ownership of Shares. (1) Such Stockholder is either (i) the record holder or beneficial owner of the number of or (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto, (such shares shall constitute the "Existing Shares", and together with any shares of Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, shall constitute the "Shares").

            (2) On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder.

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      Such Stockholder does not have record or beneficial ownership of any
      Shares not set forth on Schedule I hereto.

            (3) Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on
      Schedule I and sole voting power with respect to the matters set forth in
      Section 6 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

            (4) Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 6 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

            (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound

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including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary of or holder of interest in any trust of which a Stockholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

            (c) No Conflicts. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable,
(A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents

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applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

            (d) Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for (i) any such encumbrances or proxies arising hereunder,
(ii) the Stockholders' Agreement dated as of December 22, 1992, by and among the Company and the persons signatory thereto (the "Existing Stockholders Agreement") and (iii) the Lawrence J. and Florence A. DeGeorge Charitable Trust.

            (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made

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by or on behalf of such Stockholder in his or her capacity as such.

            (f) Such Stockholder understands and acknowledges that Newco is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with NXS.

            2. Representations and Warranties of NXS. NXS hereby represents and warrants to each Stockholder as follows:

            (a) Organization. NXS is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

            (b) Authorization; Validity of Agreement; Necessary Action. NXS has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by NXS of this Agreement and the consummation by NXS of the transactions contemplated hereby have been duly and validly authorized by its members. This Agreement has been duly executed and delivered by NXS, and (assuming due authorization, execution and delivery by the Stockholders) constitutes a valid and binding obligation of NXS, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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            (c) Consents and Approvals; No Violations. The execution and delivery of this Agreement do not, and the consummation by NXS of the transactions contemplated by this Agreement and compliance by NXS with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of NXS under, (i) the certificate of formation or limited liability company agreement of NXS, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NXS or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to NXS or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to NXS in connection with the execution and delivery of this Agreement by NXS or the consummation by NXS of any of the transactions contemplated by this Agreement, except for the filing of a premerger notification and report form under the HSR Act.

            (d) Financing. NXS has, or will have prior to the closing of the Merger (the "Closing"), sufficient funds available

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to purchase the Shares upon exercise of the Stockholders' Option (as defined below).

            3. Option granted to NXS. (a) Each Stockholder, severally and not jointly, hereby grants to NXS an irrevocable option to purchase, in whole and not in part, such Stockholder's Shares until the NXS Option Termination Date (as defined below), on the terms and subject to the conditions set forth herein (collectively, with respect to all the Stockholders' Shares, the "NXS Option"), which NXS Option shall attach to each Stockholder's Shares and be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

            (b) The NXS Option may be exercised until 5:00 p.m., New York time, on the applicable date specified below (the "NXS Option Termination Date"):

            (i) If the Merger is terminated (x) in accordance with Section 7.01(e) or Section 7.01(f) of the Merger Agreement, or (y) in accordance with any of its other terms (other than a termination by the Company under Section 7.01(c) of the Merger Agreement) and either of the circumstances set forth in Section 8.02(b)(i)(A) or 8.02(b)(i)(B)(x) thereof shall have occurred, then the NXS Option may be exercised by NXS during the period commencing upon the date of such termination and ending on the date which is six months later.

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            (ii) If the Merger is consummated, then the NXS Option may be exercised by NXS, with respect to any or all of the Shares not converted into the right to receive the Cash Election Price in the Merger, during the period commencing upon the Effective Time of the Merger and ending 30 days thereafter.

            (iii) In all other circumstances, the NXS Option shall expire on the date of termination of the Merger Agreement.

            (c) If NXS wishes to exercise the NXS Option, NXS shall send a written notice to each Stockholder of its irrevocable election to exercise the NXS Option, specifying the place, and, if then known, the time and the date (the "NXS Option Closing Date") of the closing (the "NXS Option Closing") of the purchase. The NXS Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable law or regulation) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in Section 3(f) hereof.

            (d) At the NXS Option Closing, each Stockholder shall deliver to NXS (or its designee) all of such Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares, duly endorsed to NXS or accompanied by stock powers duly executed in favor of NXS, with all necessary stock transfer stamps affixed.

            (e) At the NXS Option Closing, NXS shall pay to the Stockholders, by wire transfer in immediately available funds to the account of such Stockholders specified in writing no more than two days prior to the NXS Option Closing, an amount equal to

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the product of the Cash Election Price and the number of Shares purchased pursuant to the exercise of the NXS Option (the "NXS Option Purchase Price").

            (f) The NXS Option Closing shall be subject to the satisfaction of each of the following conditions:

            (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Shares pursuant to the exercise of the NXS Option;

            (ii) any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the NXS Option under the HSR Act shall have expired or been terminated; and

            (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Shares pursuant to the exercise of the NXS Option shall have been obtained or made and shall be in full force and effect.

            4. Option granted to the Stockholders. (a) NXS hereby grants to each Stockholder an irrevocable option to sell to NXS the Shares held by such Stockholders, on the terms and subject to the conditions set forth herein (collectively, with respect to all the Shares of the Stockholders, the "Stockholders Option").

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            (b) The Stockholders Option may be exercised by the Stockholders, as a whole and not in part, during the period commencing upon the Effective Time of the Merger and ending 30 days thereafter.

            (c) If the Stockholders wish to exercise the Stockholders Option, each Stockholder shall send a written notice to NXS of its irrevocable election to exercise the Stockholders Option, specifying the place, and, if then known, the time and the date (the "Stockholders Option Closing Date") of the closing (the "Stockholders Option Closing") of the purchase. The Stockholders Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable law or regulation) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in Section 4(f) hereof.

            (d) At the Stockholders Option Closing, each Stockholder shall deliver to NXS (or its designee) all of such Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares, duly endorsed to NXS or accompanied by stock powers duly executed in favor of NXS, with all necessary stock transfer stamps affixed.

            (e) At the Stockholders Option Closing, NXS shall pay to the Stockholders, by wire transfer in immediately available funds to the account of such Stockholders specified in writing no more than two days prior to the Stockholders Option Closing, an amount equal to the product of the Cash Election Price and the number of Shares purchased pursuant to the exercise of the Stockholders Option (the "Stockholders Option Purchase Price").

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            (f) The Stockholders Option Closing shall be subject to the satisfaction of each of the following conditions:

            (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Shares pursuant to the exercise of the Stockholders Option;

            (ii) any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Stockholders Option under the HSR Act shall have expired or been terminated; and

            (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Shares pursuant to the exercise of the Stockholders Option shall have been obtained or made and shall be in full force and effect.

            5. Third Party Business Combination; Remedy. If the Merger Agreement is terminated in accordance with Section 7.01(e) or Section 7.01(f) of the Merger Agreement, or if the Merger Agreement is terminated in accordance with any of its other terms (other than a termination by the Company under Section 7.01(c) of the Merger Agreement) and either of the circumstances set forth in
Section 8.02(b)(i)(A) or 8.02(b)(i)(B)(x) thereof shall have occurred, and, upon or following any such termination, either (i) any of the Stockholders or (ii) NXS receives any cash or non-cash

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consideration (the party or parties referred to in (i) or (ii) that receives such consideration being herein referred to as the "Selling Party" and the other party or parties being referred to as the "Non-Selling Party" with respect to any particular transaction) in respect of all or any portion of the Shares in connection with a Third Party Business Combination (as defined below) during the period commencing on the date hereof and ending one year from the date the Merger Agreement is terminated, the Selling Party shall promptly pay over to the Non-Selling Party or its designee (x) one half of the excess, if any, of such consideration over (y) the product of the Cash Election Price and the number of Shares with respect to which such Selling Party received such consideration; provided that, (i) if the consideration received by the Selling Party shall be securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (ii) if the consideration received by the Selling Party shall be in a form other than such listed securities, the per share value shall be determined in good faith as of the date such transaction is consummated by the Nonselling Party or its designee and the Selling Party, or, if the Nonselling Party or its designee and the Selling Party cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. The term "Third Party Business Combination" with respect to the Company means the occurrence of any of the following events: (A) the Company or

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any subsidiary of the Company whose assets constitute 20% or more of the
Company's consolidated assets is acquired by merger or otherwise by any person or group, other than Newco or any affiliate thereof (a "Third Party"); (B) the Company or any subsidiary of the Company enters into an agreement with a Third Party which contemplates the acquisition of 20% or more of the total assets of the Company and its subsidiaries, taken as a whole; (C) the Company or any of the Stockholders enter into a merger or other agreement with a Third Party which contemplates the acquisition of more than 20% of the outstanding shares of Company Common Stock; or (D) a Third Party acquires more than 20% of the outstanding Company Common Stock; provided that in the case of clause (C) or (D) transfers by any Stockholder of Company Common Stock to Permitted Transferees that are or agree to become bound by this Agreement shall not be deemed to be transfers to a Third Party. "Permitted Transferees" means, with respect to a Stockholder, any of the following persons: (a) the spouse of such Stockholder, provided that at all relevant times of determination such Stockholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse; (b) the issue of such Stockholder; (c) any charitable foundation or similar organization founded by such Stockholder; (d) a trust of which there are no principal beneficiaries other than (i) such Stockholder, (ii) such Stockholder's spouse (provided that at all relevant times of determination such Stockholder is not separated or divorced from, or is not involved in separation or divorce proceedings with, such spouse), (iii) the issue of such Stockholder, or (iv) any charitable foundation or similar

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organization founded by such Stockholder; (e) the legal representative of such
Stockholder in the event such Stockholder becomes mentally incompetent; and (f) the beneficiaries under (i) the will of such Stockholder or the will of such Stockholder's spouse, or (ii) a trust described in clause (d) above.

            The parties agree that if the Stockholders are the Selling Party, the foregoing payment shall terminate the NXS Option in the event that such Option has not already expired in accordance with its terms pursuant to Section 3 hereof.

            6. Agreement to Vote; Proxy.

            6.1 Voting. Each Stockholder hereby severally and not jointly agrees that, until the Termination Date (as defined in Section 11), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing by NXS in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as

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a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (c) any other material change in the Company's corporate structure or business; or (d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

            6.2 PROXY. EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, NXS AND MICHAEL MICHELSON, PRESIDENT OF NXS, AND MARC LIPSCHULTZ, VICE PRESIDENT OF NXS, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF NXS, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF NXS, AND ANY OTHER DESIGNEE OF NXS, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION
DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 6.1 ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE

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(UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH
FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.

            7. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

            7.1 No Solicitation. Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than NXS, Newco or any affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to a Transaction Proposal (as defined in Section 5.08 in the Merger Agreement), provided, however, that the foregoing shall not restrict a Stockholder who is also a director of the Company from taking actions in such Stockholder's capacity as a director to the extent and in the circumstances permitted by Section 5.08 of the Merger Agreement. If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall promptly inform NXS of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or

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negotiations with any parties conducted heretofore with respect to any of the foregoing.

            7.2 Restriction on Transfer, Proxies and NonInterference; Restriction on Withdrawal. Prior to the Termination Date, no Stockholder shall, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and to NXS pursuant to this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

            7.3 Waiver of Appraisal and Dissenter's Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner

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of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

            7.4 Election Under Merger Agreement. In connection with the Merger, each Stockholder hereby agrees to elect to receive cash upon conversion of, and with respect to, all of such Stockholder's Shares unless otherwise agreed with NXS.

            7.5 Covenant Not to Compete. (a) Each Stockholder agrees that for the period ending four years after the Effective Time of the Merger, such Stockholder will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business which competes with any of the businesses of the Company or any subsidiary or joint venture thereof as such businesses are conducted as of the Effective Time of the Merger and as any such businesses are to be conducted based upon a product or service which is in development as of the Effective Time of the Merger (any such business, a "Relevant Business"), except that the Stockholders may together have Beneficial Ownership of up to 5%, in the aggregate, of a publicly traded company engaged in a business which competes with a Relevant Business. In the event that this covenant not to compete is held by any court of competent jurisdiction to be unenforceable because it is too extensive in scope or time or territory, it shall be deemed to be and shall be amended without any further act by the parties hereto to conform to the scope and period of time and geographical area which would permit it to be enforced. If this covenant is breached or threatened to be breached, each Stockholder expressly consents that, in addition

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to any other remedy NXS may have, NXS shall be entitled to apply for and receive injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

            (b) Each Stockholder agrees that for a period ending five years after the Effective Time of the Merger, such Stockholder will not disclose to any other party, unless required to do so by law, any confidential, nonpublic or proprietary information relating to the Company or to any subsidiary or joint venture thereof which information was acquired during the course of such Stockholder's relationship with the Company.

            (c) Each Stockholder agrees that for a period ending five years after the Effective Time of the Merger, without the prior written consent of the Company, neither such Stockholder nor any business or enterprise with which such Stockholder is associated as an officer, director or controlling shareholder or other investor with the power to direct or cause the direction of the management of such business or enterprise will employ or attempt to employ an employee of the Company or any of its subsidiaries or joint ventures.

            7.6 No Termination or Closure of Trusts. Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred upon termination to one or more Stockholders and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, the Stockholders who are Trustees shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time of the Merger and
(ii) the Termination Date.

            8. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            9. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

            10. Stop Transfer. (a) Each Stockholder agrees with, and covenants to, NXS that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

            (b) Each Stockholder who is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended, hereby agrees to deliver to Newco, on or prior to the Closing Date (as defined in the Merger Agreement) a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

            11. Termination. The obligations of the Stockholders under Section 6, Section 7.1 and Section 7.2 shall terminate upon the first to occur of (a) the Effective Time of the Merger and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"). In the event the Merger Agreement is terminated, the obligations set forth in Section 7.5 shall also terminate. Except as set forth in this Section 11, all other agreements and obligations of the parties hereto shall survive the Effective Time of the Merger and/or the Termination Date, as applicable, and in the case of Section 3, Section 4 and Section 5 hereof, to the extent set forth in each such section.

            12. Miscellaneous.

            12.1 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that NXS may assign, in its sole discretion, its rights and obligations hereunder to any affiliate of NXS, but no such assignment shall relieve NXS of its obligations hereunder if such assignee does not perform such obligations.

            12.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule I may be supplemented by NXS by adding the name and other relevant information concerning any stockholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

            12.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

            If to the
            Stockholder:   c/o Lawrence J. DeGeorge
                           176 Spyglass Lane
                           Jupiter, FL 33477

                           Attn: Lawrence DeGeorge

                copy to:   Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                           New York, NY  10004

                           Attn: David P. Falck, Esq.

              If to NXS:   c/o Kohlberg Kravis Roberts & Co.
                           2800 Sand Hill Road
                           Suite 200
                           Menlo Park, CA  94025

                           Attn: Michael Michelson

                copy to:   Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017

                           Attn: Charles I. Cogut, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            12.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

            12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

            12.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            12.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            12.9 Definitions; Construction. For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

            (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            (c) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

            12.10 Stockholder Capacity. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

            IN WITNESS WHEREOF, NXS and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                      NXS I, L.L.C.

                                      By:/s/ Michael Michelson
                                         ---------------------------------
                                         Name:  Michael Michelson
                                         Title: President

                                      /s/ Lawrence J. DeGeorge
                                      ------------------------------------
                                      Lawrence J. DeGeorge

                                      /s/ Florence A. DeGeorge
                                      ------------------------------------
                                      Florence A. DeGeorge

                                      /s/ Lawrence F. DeGeorge
                                      ------------------------------------
                                      Lawrence F. DeGeorge

                                      LAWRENCE J. AND FLORENCE A.
                                      DEGEORGE CHARITABLE TRUST

                                      By:/s/ Lawrence J. DeGeorge
                                         ---------------------------------
                                         Lawrence J. DeGeorge
                                         Trustee

                                      and

                                      By:/s/ Florence A. DeGeorge
                                         ---------------------------------
                                         Florence A. DeGeorge
                                         Trustee

                                   Schedule I

Record Holder or                                      Number of
Beneficial Owner                                       Shares
----------------                                      ---------

Lawrence J. DeGeorge                                  6,929,602

Florence A. DeGeorge                                  2,702,546

Lawrence F. DeGeorge                                  2,124,535

Lawrence J. and
Florence A. DeGeorge
Charitable Trust                                      1,730,770